CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 033-73572 on Form N-4 of our report dated April 16, 2020 relating to the financial statements of the individual Sub-accounts which comprise Talcott Resolution Life and Annuity Insurance Company Separate Account Ten. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 23, 2020

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 033-73572 on Form N-4 of our report dated April 9, 2020 related to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company (which report expresses an unmodified opinion in accordance with the accounting practices prescribed or permitted by the Connecticut Insurance Department and expresses an adverse opinion on accounting principles generally accepted in the United States of America). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 23, 2020